Exhibit 99.1

TransDigm Group Reports Fiscal 2012 First Quarter Results

Cleveland, Ohio, February 7, 2012/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 31, 2011.

Highlights for the first quarter:

•	Net sales of $352.5 million, up 50.9% from $233.6 million;

•	EBITDA As Defined of $174.1 million, up 57.5% from $110.6 million;

•	Net income of $65.1 million, up from a net loss of $7.4 million;

•	Earnings per share of $1.15, up from a loss per share of $0.19;

•	Adjusted earnings per share of $1.42, up 65.1% from $0.86;

•	Upward revision to fiscal 2012 earnings outlook

Net sales for the quarter rose 50.9% to $352.5 million from $233.6 million in the comparable quarter a year ago. Organic net sales growth of approximately 18.4% was primarily driven by an increase in sales over the prior year in both the commercial OEM and aftermarket as well as a modest increase in defense sales. The acquisitions of McKechnie Aerospace, Talley Actuation, Schneller and Harco accounted for the balance of the sales increase.

Net income for the quarter rose to $65.1 million, or $1.15 per share, compared to a net loss of $7.4 million, or $0.19 loss per share, in the comparable quarter a year ago. The prior quarter included one-time costs of $46.3 million, net of tax, or $0.87 per share, attributable to the refinancing of the Company’s capital structure to fund the acquisition of McKechnie in the first quarter of fiscal 2011. The remainder of the increase in net income primarily reflects the growth in net sales described above, the strength of our proprietary products and continued productivity efforts and a favorable tax adjustment. This growth is partially offset by higher interest expense. Net income for the first quarter of fiscal 2012 includes acquisition-related and non-cash compensation costs of $11.4 million, net of tax, or $0.21 per share. In addition to the one-time costs attributable to the refinancing noted above, the net loss in the year-ago quarter reflected acquisition-related and non-cash compensation costs of $6.8 million, net of tax, or $0.13 per share.

In addition, earnings per share were reduced by $0.06 per share representing dividend equivalent payments made in the quarter and $0.05 per share in the comparable quarter a year ago.

Adjusted net income for the quarter rose 66.7% to $76.5 million, or $1.42 per share, from $45.9 million, or $0.86 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 439.3% to $163.0 million from $30.2 million for the comparable quarter a year ago. EBITDA As Defined for the period, increased 57.5% to $174.1 million compared with $110.6 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.4%.

As previously announced on January 20, 2012, TransDigm entered into an agreement to acquire AmSafe Global Holdings, Inc. for approximately $750 million in cash. The price includes substantial tax benefits to be realized in 2012 and beyond. The acquisition, subject to review under the Hart-Scott-Rodino Act and other customary closing conditions, is expected to close before the end of the second quarter of fiscal year 2012.

“We are pleased with our operating results for the first quarter of fiscal year 2012,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Organically, our total commercial aerospace revenues were up over 20% and defense revenues were up in the mid-single-digit percentage range. Our EBITDA As Defined margin came in strong at 49.4% in spite of some modest dilution from our recent acquisitions. This performance again reflects our consistent ability to create intrinsic shareholder value.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2012 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2012 guidance to reflect our first quarter results and the recent acquisition of Harco despite continued uncertainty regarding various aspects of the aerospace market and worldwide economic environment.”

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $1,470 million to $1,510 million (previously in the range of $1,430 million to $1,470 million) compared with $1,206 million in fiscal 2011;

•	EBITDA As Defined is anticipated to be in the range of $723 million to $743 million (previously in the range of $705 million to $725 million) compared with $590 million in fiscal 2011;

•	Net income is anticipated to be in the range of $281 million to $299 million (previously in the range of $269 million to $287 million) compared with $172 million in fiscal 2011;

•	Earnings per share are expected to be in the range of $5.15 to $5.49 per share (previously in the range of $4.95 to $5.27 per share) compared with $3.17 per share in fiscal 2011; and

•	Adjusted earnings per share are expected to be in the range of $5.66 to $6.00 per share (previously in the range of $5.35 to $5.67 per share) compared with $4.48 per share in fiscal 2011.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on February 7, 2012, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 761-0748 and enter the pass code 83639109. International callers should dial (617) 614-2706 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 90117793. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2012 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THIRTEEN WEEK PERIODS ENDED	Table 1

DECEMBER 31, 2011 AND JANUARY 1, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended

	December 31, 2011	January 1, 2011

NET SALES	$352,473	$233,552
COST OF SALES	152,918	106,406

GROSS PROFIT	199,555	127,146
SELLING AND ADMINISTRATIVE EXPENSES	41,850	30,520
AMORTIZATION OF INTANGIBLE ASSETS	12,439	4,277

INCOME FROM OPERATIONS	145,266	92,349
INTEREST EXPENSE - Net	49,061	32,556
REFINANCING COSTS	—	70,730

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	96,205	(10,937)
INCOME TAX PROVISION (BENEFIT)	31,100	(3,784)

INCOME (LOSS) FROM CONTINUING OPERATIONS	65,105	(7,153)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(205)

NET INCOME (LOSS)	$65,105	$(7,358)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$61,806	$(10,169)

Net earnings (loss) per share:
Net earnings (loss) per share from continuing operations - basic and diluted	$1.15	$(0.19)
Net loss per share from discontinued operations - basic and diluted	—	—

Net earnings (loss) per share	$1.15	$(0.19)

Weighted-average shares outstanding:
Basic and diluted	53,882	53,328

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME (LOSS)	Table 2

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 31, 2011 AND JANUARY 1, 2011

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended
	December 31, 2011	January 1, 2011
Net income (loss)	$65,105	$(7,358)

Less loss from discontinued operations	—	(205)

Income (loss) from continuing operations	65,105	(7,153)

Adjustments:
Depreciation and amortization expense	17,782	8,616
Interest expense, net	49,061	32,556
Income tax provision (benefit)	31,100	(3,784)

EBITDA, excluding discontinued operations	163,048	30,235

Adjustments:
Acquisition related expenses (1)	7,452	7,746
Stock option expense(2)	3,648	1,857
Refinancing costs (3)	—	70,730

Gross Adjustments to EBITDA	11,100	80,333

EBITDA As Defined	$174,148	$110,568

EBITDA As Defined, Margin (4)	49.4%	47.3%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION - RECONCILIATION OF

REPORTED EARNINGS (LOSS) PER SHARE TO	Table 3

ADJUSTED EARNINGS PER SHARE

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 31, 2011 AND JANUARY 1, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 31, 2011	January 1 , 2011
Reported Earnings (Loss) Per Share

Net income (loss) from continuing operations	$65,105	$(7,153)
Less: dividends paid on participating securities	(3,299)	(2,811)

	61,806	(9,964)
Net loss from discontinued operations	—	(205)

Net income (loss) applicable to common stock - basic and diluted	$61,806	$(10,169)

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	50,431	49,500
Vested options deemed participating securities	3,451	3,828

Total shares for basic and diluted earnings per share	53,882	53,328

Net earnings (loss) per share from continuing operations - basic and diluted	$1.15	$(0.19)
Net loss per share from discontinued operations - basic and diluted	—	—

Net earnings (loss) per share	$1.15	$(0.19)

Adjusted Earnings Per Share

Net income (loss) from continuing operations	$65,105	$(7,153)

Gross adjustments to EBITDA	11,100	80,333
Purchase accounting backlog amortization	5,687	762
Tax adjustment	(5,427)	(28,059)

Adjusted net income	$76,465	$45,883

Adjusted diluted earnings per share under the two-class method	$1.42	$0.86

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately two million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION - RECONCILIATION OF

DILUTED EARNINGS (LOSS) PER SHARE TO

ADJUSTED EARNINGS PER SHARE	Table 4

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 31, 2011	January 1, 2011

Income (loss) from continuing operations	$65,105	$(7,153)
Less: dividends paid on participating securities	(3,299)	(2,811)

Net income (loss) applicable to common stock	61,806	(9,964)

Less: loss from discontinued operations	—	(205)

Income (loss) applicable to common stock	$61,806	$(10,169)

Weighted average common shares outstanding	50,431	49,500
Vested options deemed participating securities	3,451	3,828

Weighted-average shares outstanding	53,882	53,328

Earnings (loss) from continuing operations	$1.15	$(0.19)
Adjustments to diluted earnings per share:
Refinancing costs	—	0.87
Inclusion of the dividend equivalent payment	0.06	0.05
Non-cash compensation costs	0.05	0.02
Acquisition related expenses	0.16	0.11

Adjusted earnings per share	$1.42	$0.86

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH

PROVIDED BY OPERATING ACTIVITES TO EBITDA, EBITDA AS DEFINED	Table 5

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 31, 2011 AND JANUARY 1, 2011

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 31, 2011	January 1, 2011
Net Cash Provided by Operating Activities	$67,699	$62,148
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	7,702	12,059
Interest expense - net (1)	46,445	30,472
Income tax provision - current	35,800	(5,868)
Non-cash equity compensation (2)	(3,648)	(1,857)
Excess tax benefit from exercise of stock options	9,050	4,163
Refinancing costs (3)	—	(70,730)

EBITDA	163,048	30,387
Adjustments:
Acquisition related expenses(4)	7,452	8,372
Stock option expense(5)	3,648	1,857
Refinancing costs (3)	—	70,730
EBITDA from discontinued operations	—	(778)

EBITDA As Defined	$174,148	$110,568

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(5)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA	Table 6

(Amounts in thousands)

(Unaudited)

	December 31, 2011	September 30, 2011

Cash and cash equivalents	$359,900	$376,183
Trade accounts receivable - Net	174,698	189,293
Inventories	274,173	265,317

Current portion of long-term debt	15,500	15,500
Accounts payable	48,213	62,110
Accrued liabilities	76,775	120,312

Long-term debt	3,119,000	3,122,875

Total stockholders’ equity	887,068	810,949